Exhibit 99.1

CONTACT:	Scott Carlock
(857) 415-5020

Così, Inc. Reports 2014 Third Quarter Results and Period 10 2014 Comparable Restaurant Sales

BOSTON, MA – November 13, 2014 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported a net loss for the third quarter ended September 29, 2014 of ($4,148,000), or ($0.20) per basic and diluted common share, compared with the net loss of ($2,455,000), or ($0.14) per basic and diluted common share, reported for the 2013 third quarter.  Excluding the impact of one-time costs of $530,000 incurred during the 2014 third quarter, the net loss was ($3,618,000) or ($0.18) per basic and diluted common share.

Così’s total revenues for the 2014 third quarter decreased by $2,203,000 to $19,209,000 from $21,412,000 in the 2013 third quarter.  Company-owned net restaurant sales decreased by $2,028,000 to $18,574,000 from $20,602,000 for the 2013 third quarter. Franchise fees and royalty revenues for the quarter contributed $635,000 compared to $810,000 in the 2013 third quarter.  The decline in revenues compared to last year’s third quarter was driven by the decline in comparable Company-owned restaurant sales, the closure of 13 Company-owned as well as the net closure of one franchise location during and subsequent to the third quarter of 2013.

System-wide comparable restaurant sales for the third quarter as measured for restaurants in operation for more than 15 months recorded an aggregate decline of (1.5%) as compared to the third quarter of 2013.  The breakdown in comparable sales between Company-owned and franchise restaurants is as follows:

For the 13 weeks ended
September 29, 2014
Company-owned	(1.9%)
Franchise	(0.8%)
Total System	(1.5%)

“Third quarter results reflect Cosi making significant gains in comparable restaurant sales driven by increased traffic and a favorable industry environment.  Three important points should be made specific to these results.  First, what is driving this improvement is the disciplined deployment of our strategy.

Company-owned comparable restaurant sales have improved from negative 13.3% in Period 2 2014 to positive 2.5% in Period 10 2014, driven by a well-formulated strategy deployed with passion and discipline.  Our focus on our people, restaurant operations, culinary initiatives and 21st century marketing is core to the traffic gains we are seeing.  The second is that we believe this is just the beginning.  We will provide guidance later today as to how we see Q4 finishing and what we see happening in 2015.  Finally, management is very clear we have much to do in order to fully deploy our strategy”, said RJ Dourney CEO and President of Cosi, Inc.

“We are intensely focused on earning shareholder confidence and increasing the value of Cosi.  We are encouraged by the positive feedback we have received to date following the announcement of our rights offerings.  This rights offering is intended to provide the runway for Cosi to fully deploy our strategy and move Cosi into a new position in the industry”, Dourney went on to say.

2014 Third Quarter Financial Performance Review

Così’s aforementioned $2,028,000 decrease in third quarter Company-owned net sales as compared to the 2013 third quarter primarily resulted from a $400,000 thousand, or 1.9%, decrease in comparable restaurant net sales as well as a $2,200,000 decline in net sales from 13 locations closed during and subsequent to the third quarter of 2013. This decrease was partially offset by $500,000 in sales from three franchise-owned restaurants converted to Company-owned restaurants during the first and third quarters of 2014.  The decrease in Company-owned comparable net sales during the quarter was comprised of a 2.2% decrease in traffic partially offset by a 0.3% increase in average guest check.

For the third quarter of 2014, Così reported a 250 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the third quarter of 2013. The change resulted from increases of 230 and 160 basis points, as a percentage of net sales, in food and beverage costs, and occupancy and other restaurant operating expenses, respectively.  The increase in food and beverage costs was driven by a shift in sales mix as well as higher year-over-year costs of certain commodities, including poultry and dairy products.  The increase in occupancy and other restaurant operating expenses was primarily due to the deleveraging impact of the comparable restaurant net sales decline on the fixed portion of these costs during the period as well as higher year-over-year costs of utilities and repairs and maintenance.  Partially offsetting these increases was a 140 basis point decrease in labor and related benefits expense as a percentage of net sales.  The decrease in labor and related benefits expense primarily resulted from the favorable impact of adjustments made to management staffing levels at certain Company-owned locations as well as lower costs related to healthcare benefits.

During the third quarter of 2014, the Company’s general and administrative expenses increased by $545,000 to $3,110,000 from $2,565,000 in the 2013 third quarter.  The increase was due to one-time costs associated with the relocation of the Restaurant Support Center from Deerfield, Illinois to Boston, Massachusetts, including severance and recruiting costs.  Excluding these one-time costs, general and administrative expenses for the quarter increased by $77,000 as compared to the prior year quarter.

Così reported that as of September 29, 2014 it had cash and cash equivalents of $6,113,000

Period 10 2014 Comparable Restaurant Sales

System-wide comparable restaurant sales for Period 10 2014 as measured for restaurants in operation for more than 15 months recorded an aggregate increase of 2.8% as compared to Period 10 2013.  The breakdown in comparable sales between Company-owned and franchise-owned restaurants is as follows:

For the four weeks ended
October 27, 2014
Company-owned	2.5%
Franchise	3.4%
Total System	2.8%

This marks the first period of positive system-wide and Company-owned comparable restaurant sales since Period 6 2012, more than two years ago.  This is a significant achievement for Cosi and we believe this momentum will continue for the balance of the fourth quarter of 2014 as well as fiscal year 2015.

Cosi Signs New Franchisee for Southern Florida

Today, Cosi announced that it has entered into a development agreement with a new franchisee, David Montross, to develop Cosi restaurants in Southern Florida.  The agreement calls for David Montross to develop 10 locations over five years, beginning with his first location expected to open early in fiscal 2015.

 RJ Dourney said, “David Montross is a talented developer who will be a great partner to Cosi as we begin penetrating the Florida market.  I am proud to enter into this agreement with David”.

"I am thrilled to be able to introduce an authentic brand like Cosi to South Florida where they can experience the unique freshly baked signature flatbread along with the rest of the innovative menu offerings available,” stated David Montross.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 63 Company-owned and 47 franchise restaurants operating in sixteen states, the District of Columbia, the United Arab Emirates, and Costa Rica. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites;

our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of September 29, 2014 and December 30, 2013
(dollars in thousands)

	September 29, 2014	December 30, 2013
Assets
Current assets:
Cash and cash equivalents	$6,113	$6,021
Accounts receivable, net	799	594
Notes receivable, current portion	551	551
Inventories	768	779
Prepaid expenses and other current assets	454	1,348
Total current assets	8,685	9,293

Furniture and fixtures, equipment and leasehold improvements, net	6,768	8,195
Other assets	1,411	1,115
Total assets	$16,864	$18,603

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,023	$2,462
Accrued expenses	6,591	9,088
Deferred franchise revenue	18	18
Current portion of other long-term liabilities	497	196
Total current liabilities	10,129	11,764

Long-term debt	6,154	-
Deferred franchise revenue	1,966	1,931
Other long-term liabilities, net of current portion	1,530	2,189
Total liabilities	19,779	15,884

Stockholders' deficit:
Common stock - $.01 par value; 100,000,000 shares authorized,
24,547,257 and 18,106,979 shares issued, respectively	245	181
Additional paid-in capital	303,571	297,181
Treasury stock, 59,886 shares at cost	(1,198)	(1,198)
Accumulated deficit	(305,533)	(293,445)
Total stockholders' (deficit) equity	(2,915)	2,719
Total liabilities and stockholders' (deficit) equity	$16,864	$18,603

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Three and Nine Month Periods Ended September 29, 2014 and September 30, 2013
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Restaurant net sales	$18,574	$20,602	$56,309	$64,112
Franchise fees and royalties	635	810	1,945	2,269
Total revenues	19,209	21,412	58,254	66,381

Costs and expenses:
Cost of food and beverage	5,087	5,177	14,624	15,900
Restaurant labor and related benefits	7,114	8,172	21,640	24,480
Occupancy and other restaurant operating expenses	6,816	7,231	20,896	21,900
	19,017	20,580	57,160	62,280
General and administrative expenses	3,110	2,565	9,164	8,463
Depreciation and amortization	573	674	1,812	2,094
Restaurant pre-opening expenses	-	18	-	29
Provision for losses on asset impairments and disposals	317	5	437	699
Lease termination expense and closed store costs	62	34	1,317	181
Gain on sale of assets	-	-	(50)	-
Total costs and expenses	23,079	23,876	69,840	73,746

Operating loss	(3,870)	(2,464)	(11,586)	(7,365)

Interest expense	(335)	-	(574)	-
Other income	57	9	72	34

Net loss and comprehensive loss	$(4,148)	$(2,455)	$(12,088)	$(7,331)

Per Share Data:
Loss per share, basic and diluted	$(0.20)	$(0.14)	$(0.64)	$(0.41)

Weighted average shares outstanding	20,334,567	18,012,465	18,846,038	17,983,620

	Three Months Ended				Nine Months Ended
	September 29, 2014		September 30, 2013		September 29, 2014		September 30, 2013

Revenues:
Restaurant net sales	96.7%		96.2%		96.7%		96.6%
Franchise fees and royalties	3.3		3.8		3.3		3.4
Total revenue	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	27.4		25.1		26.0		24.8
Restaurant labor and related benefits (1)	38.3		39.7		38.4		38.2
Occupancy and other restaurant operating expenses (1)	36.7		35.1		37.1		34.1
	102.4		99.9		101.5		97.1
General and administrative expenses	16.2		12.0		15.7		12.7
Depreciation and amortization	3.0		3.1		3.1		3.2
Restaurant pre-opening expenses	-		0.1		-		-
Provision for losses on asset impairments and disposals	1.7		-		0.8		1.1
Lease termination expense and closed store costs	0.3		0.2		2.3		0.3
Gain on sales of assets	-		-		(0.1)		-
Total costs and expenses	120.1		111.5		119.9		111.1
Operating loss	(20.1)		(11.5)		(19.9)		(11.1)
Interest expense	(1.7)		-		(1.0)		-
Other income	0.3		-		0.1		0.1
Net loss and comprehensive loss	(21.5	) %	(11.5	) %	(20.8	) %	(11.0	) %

(1) These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues

	For the Three Months Ended
	September 29, 2014			September 30, 2013
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	66	48	114	74	50	124
New restaurants opened	-	-	-	-	3	3
Franchise-owned converted to Company-owned	1	1	-	-	-	-
Restaurants permanently closed	4	-	4	2	2	4
Restaurants at end of period	63	47	110	72	51	123

	For the Nine Months Ended
	September 29, 2014			September 30, 2013
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	70	52	122	75	50	125
New restaurants opened	-	-	-		3	3
Franchise-owned converted to Company-owned	3	3	-	-	-	-
Restaurants permanently closed	10	2	12	3	2	5
Restaurants at end of period	63	47	110	72	51	123